EXHIBIT 5.1

November 5, 2014 Board of Directors Midway Gold Corp. 8310 South Valley Highway, Suite 280 Englewood, CO 80112, U.S.A.

Dear Sirs/Mesdames:

Re:	Midway Gold Corp. (the "Company") – Registration Statement on Form S-3 dated November 5, 2014

We have acted as British Columbia counsel to the Company with respect to certain legal matters relating to the registration of up to US$50,000,000 of securities of the Company pursuant to a Registration Statement on Form S-3 dated November 5, 2014 (the "Registration Statement", which term includes the prospectus contained therein) filed by the Company with the United States Securities and Exchange Commission (the "SEC") pursuant to the U.S. Securities Act of 1933, as amended (the "1933 Act"). The securities may consist of common shares without par value ("Common Shares"), warrants to acquire Common Shares ("Warrants"), rights to acquire Common Shares or other securities of the Company ("Rights") or any combination of such securities ("Units"). The Common Shares, Warrants, Rights and Units issuable under the Registration Statement are hereinafter collectively referred to as the "Securities". The Securities will be offered in amounts, at prices, and on terms to be set out in supplements (each a "Prospectus Supplement") to the prospectus contained in the Registration Statement, to be duly filed by the Company with the SEC pursuant to the 1933 Act.

We understand, and are assuming for the purposes hereof, that (i) each class or series of Warrants will be issued pursuant to a warrant indenture to be made between the Company and one or more warrant agents (each, a "Warrant Indenture"), and that each such Warrant Indenture will set out all of the required attributes of such class or series of Warrants and will contain the form of certificate representing the class or series of Warrants (each a "Warrant Certificate"), (ii) each series of Rights will be issued under a separate rights agreement to be made between the Company and a bank, trust company or transfer agent, as rights agent (each, a "Rights Agreement"), and that each such Rights Agreement will set out all of the required attributes of such series of Rights and will contain the form of certificate representing the series of Rights (each a "Rights Certificate") and (iii) each series of Units will be issued under a separate unit agreement to be made between the Company and a unit agent, (each, a "Unit Agreement"), and that each such Unit Agreement will set out all of the required attributes of such series of Units.  Any Warrant Indenture, Rights Agreement and Unit Agreement is hereinafter referred to as a "Governing Agreement".

We further understand that the Securities may be sold pursuant to one or more definitive purchase, subscription, agency, underwriting or similar agreement (any one of them, an “Offering Agreement”).

Examinations, Jurisdiction and Effective Date

We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions herein. In these examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies or facsimiles thereof.

Our opinions herein are restricted to and based upon the laws of the Province of British Columbia and the federal laws of Canada applicable therein in force on the date hereof (collectively, "BC Law"). We assume no obligation to revise or supplement this opinion should BC Law change subsequent to the date hereof by legislative action, judicial decision or otherwise or if there is a change in any fact or facts stated or assumed herein after the date hereof.

Reliance and Assumptions

Our opinions expressed herein are based on the following assumptions:

(a)
the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the 1933 Act and such effectiveness will not have been terminated or rescinded;

(b)	the Registration Statement has been prepared and will be filed in compliance with the 1933 Act and the applicable rules and regulations thereunder;

(c)	an appropriate Prospectus Supplement with respect to the offered Securities will have been prepared and filed in compliance with the 1933 Act and the applicable rules and regulations thereunder;

(d)
all Securities offered issued and sold, as applicable, under the Registration Statement will be offered, issued and sold, as applicable, in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;

(e)
at all relevant times, (i) the Company will validly exist and be duly qualified and in good standing under BC Law, (ii) the Company will have the necessary corporate power and capacity to issue the Securities and to execute and deliver any applicable Governing Agreement, Offering Agreement, Warrant Certificate and Rights Certificate, and (iii) the Notice of Articles and the Articles of the Company (collectively, the "Articles") will remain unamended at all relevant times;

(f)
the Company will have taken all necessary action to establish the definitive terms of each class or series of Securities (i) in accordance with Articles, (ii) in accordance with all applicable laws, (iii) in accordance with all applicable regulatory requirements, (iv) in accordance with the Registration Statement, (v) in accordance with any relevant Prospectus Supplement, (vi) in the case of Warrants, Rights or Units, in accordance with the applicable Governing Agreement, as the case may be, (vii) so as not to result in a default under or breach of any agreement or instrument binding upon the Company, and (viii) so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Warrant Trustee, Unit Agent or other party, as applicable;

(g)
the definitive terms of each class or series of Securities, and all agreements relating thereto, including the applicable Governing Agreement, will, at all relevant times, be consistent with the description of such Securities set out in the Registration Statement and no Prospectus Supplement or any agreements relating to the Securities, including any Governing Agreement or Offering Agreement, will provide for the Securities to bear terms which are not consistent with, or which are exceptions to, the terms set forth in the Registration Statement;

(h)
in the case of and prior to the issuance of any Common Shares (including any Common Shares forming part of any Units), (i) the Company will have taken all necessary action to authorize and approve the offering, sale and issuance of such Common Shares, the terms of the offering of such Common Shares including the consideration to be received by the Company in exchange for the issuance thereof, and all related matters (the "Common Share Issuance Authorization"), (ii) any applicable Offering Agreement will have been duly authorized, executed and delivered by the Company, and (iii) the Common Shares will have been issued in compliance with the applicable Offering Agreement, the Common Share Issuance Authorization, the Articles, all applicable laws and all applicable regulatory requirements;

(i)
in the case of and prior to the issuance and delivery of a class or series of Warrants (including any Warrants forming part of any Units), (i) the Company will have taken all necessary action to authorize and approve the creation, offering, sale and issuance of such class or series of Warrants including the definitive terms of such Warrants and the Warrant Indenture governing such Warrants, the terms of the offering of such Warrants, including the consideration to be received by the Company upon the issuance thereof, and all related matters (the "Warrant Issuance Authorization"), (ii) the Warrant Indenture governing such Warrants and any Offering Agreement will have been duly authorized, executed and delivered by the Company, (iii) the Company will have taken all necessary action to create and issue such class or series of Warrants and to allot and reserve for issuance the Common Shares as may be issuable on the exercise of the Warrants in compliance with the applicable Warrant Indenture, the applicable Offering Agreement, the Warrant Issuance Authorization, the Articles, all applicable laws and all applicable regulatory requirements, and (iv) the Warrant Certificates representing such Warrants will have been duly executed, authenticated and delivered in compliance with the provisions of the applicable Warrant Indenture, the applicable Offering Agreement, the Warrant Issuance Authorization, the Articles, all applicable laws and all applicable regulatory requirements;

(j)
in the case of and prior to the issuance and delivery of a series of Rights (including any Rights forming part of any Units), (i) the Company will have taken all necessary action to authorize and approve the creation, offering, sale and issuance of such series of Rights including the definitive terms of such Rights and the Rights Agreement governing such Rights, the terms of the offering of such Rights, and all related matters (the “Rights Issuance Authorization”), (ii) the Rights Agreement governing such Rights and any Offering Agreement will have been duly authorized, executed and delivered by the Company, (iii) the Company will have taken all necessary action to create and issue such series of Rights and to allot and reserve for issuance the Common Shares or to create, allot and reserve for issuance such other class or series of securities of the Company as may be issuable on the exercise of the Rights in compliance with the applicable Rights Agreement, the applicable Offering Agreement, the Rights Issuance Authorization, the Articles, all applicable laws and all applicable regulatory requirements, and (iv) the Rights Certificates representing such Rights will have been duly executed, authenticated and delivered in compliance with the provisions of the applicable Rights Agreement, the applicable Offering Agreement, the Rights Issuance Authorization, the Articles, all applicable laws and all applicable regulatory requirements;

(k)
in the case of and prior to the issuance and delivery of a series of Units, (i) the Company will have taken all necessary action to authorize and approve the creation, offering, sale and issuance of such class or series of Units and of the other Securities comprising such Units, including the definitive terms of such Units and the other Securities comprising such Units, the terms of the offering of such Units including the consideration to be received by the Company upon the issuance thereof, and all related matters (the “Unit Issuance Authorization”), (ii) the Unit Agreement governing such Units and any Offering Agreement will have been duly authorized, executed and delivered by the Company, (iii) any Warrant Indenture or Rights Agreement governing any Warrants or Rights comprising such Units will have been duly authorized, executed and delivered by the Company, (iv) the Company will have taken all necessary action to create and issue such class or series of Units and to create, allot, issue and reserve for issuance, as the case may be, the Securities comprising the Units and any securities issuable upon exercise, exchange or conversion of any Securities comprising the Units in compliance with the applicable Unit Agreement, the applicable Offering Agreement, the Units Issuance Authorization, the Articles, all applicable laws and all applicable regulatory requirements, and (iv) the form of certificate, if any, representing the series of Units will have been duly executed, authenticated and delivered in compliance with provisions of the applicable Unit Agreement, the applicable

Offering Agreement, the Unit Issuance Authorization, the Articles, all applicable laws and all applicable regulatory requirements;

(l)
(i) each party (other than the Company) to each Governing Agreement, Offering Agreement, Warrant Certificate and Rights Certificate (each such party, other than the Company, a “Party”) will be validly existing, (ii) each Party will have the capacity, power, authority and qualification to enter into and perform its obligations under each Governing Agreement, Offering Agreement, Warrant Certificate and Rights Certificate, as applicable, (iii) each Governing Agreement, Offering Agreement, Warrant Certificate and Rights Certificate will be duly authorized, executed and delivered by or on behalf of each Party, and (iv) each Governing Agreement, Offering Agreement, Warrant Certificate and Rights Certificate will constitute a legal, valid and binding obligation of, and will be enforceable in accordance with the terms thereof against, each Party thereto;

(m)
the execution, delivery and performance of each Governing Agreement, Offering Agreement, Warrant Certificate and Rights Certificate, the sale, issuance and delivery of Common Shares, Warrants, Rights and Units thereunder, and the terms of each Governing Agreement, Offering Agreement, Warrant Certificate, Rights Certificate, Warrant, Right and Unit, (i) will comply with the Articles, all applicable laws and all applicable regulatory requirements, and (ii) will not constitute or result in a breach of or a default under, and will not create a state of facts which, after notice or lapse of time or both, would result in a breach of or default under, and will not conflict with, the Articles, any applicable laws, any applicable regulatory requirements, any agreement or instrument binding upon the Company, or any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company;

(n)
the provisions of the Warrants, Rights and Units will at all relevant times be consistent with the provisions of the relevant Governing Agreement, Offering Agreement, Warrant Certificate and Rights Certificate, as applicable;

(o)
the provisions of each Governing Agreement and Offering Agreement will at all relevant times be fully consistent with the description of the Governing Agreement and Offering Agreement set out in the Registration Statement and will fully, completely and accurately reflect the definitive terms of the respective Warrants, Rights and Units in accordance with the Warrant Issuance Authorization, the Rights Issuance Authorization and the Unit Issuance Authorization, as applicable;

(p)
each Warrant Certificate and each Rights Certificate will comply with the applicable Warrant Indenture and Rights Agreement, as the case may be, and will fully, completely and accurately reflect the provisions of the relevant Warrant Indenture and Rights Agreement, as the case may be;

(q)	each Governing Agreement, Offering Agreement, Warrant Certificate and Rights Certificate will be governed by and interpreted in accordance with BC Law;
(r)	the Company will issue and deliver the Securities in the manner contemplated by, and within the limits as to aggregate value of aggregate principal amount set out in, the Registration Statement; and

(s)
the Company will have received payment in full of the consideration for such Securities, in accordance with the provisions of the Business Corporations Act (British Columbia) and as provided for in the applicable Common Share Issuance Authorization, Warrant Issuance Authorization, Rights Issuance Authorization and Unit Issuance Authorization, as the case may be.

Opinions

On the basis of the foregoing assumptions and subject to the qualifications and limitations hereinafter expressed, we are of the opinion that:

1.
The Common Shares (including any Common Shares (a) duly issued upon the exercise of any Warrants pursuant to the terms thereof, (b) duly issued upon the exercise, exchange or conversion of any Rights pursuant to the terms thereof, and (c) duly issued as the constituent part of any Units), when issued pursuant to the Registration Statement, will be validly issued as fully paid and non-assessable shares in the capital of the Company.

2.	The Warrants, when issued pursuant to the Registration Statement, will be validly issued and constitute valid and binding obligations of the Company.

3.	The Rights, when issued pursuant to the Registration Statement, will be validly issued and constitute valid and binding obligations of the Company.

4.	The Units, when issued pursuant to the Registration Statement, will be validly issued and constitute valid and binding obligations of the Company.

Qualifications

The foregoing opinions are subject to the following qualifications, limitations, restrictions and exceptions:

(a)
we have not reviewed the proposed form of any Prospectus Supplement, Governing Agreement, Offering Agreement, Warrant Certificate or Rights Certificate and, as a result, we express no opinion with respect to the authorization, execution, delivery, legality, validity, enforceability or binding nature of any particular Governing Agreement, Offering Agreement, Warrant Certificate and Rights Certificate entered into by the Company or with respect to the legality, validity, enforceability or binding nature of any specific provision of any such document;

(b)
the validity and binding nature of any Warrant, Right, Unit, Governing Agreement, Offering Agreement, Warrant Certificate and Rights Certificate or any judgment arising out of or in connection with any of the foregoing, may be limited by the application of bankruptcy, insolvency, winding-up, reorganization, arrangement, moratorium or other laws relating to or affecting creditors' rights generally and the equitable or statutory power of the courts to stay proceedings before them, to stay the execution of judgments and to grant relief against forfeiture;

(c)
the validity and binding nature of any Warrant, Right, Unit, Governing Agreement, Offering Agreement, Warrant Certificate and Rights Certificate will be subject to and may be limited by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), including, without limitation:

(i)	concepts of materiality, reasonableness, good faith and fair dealing in performance and enforcement of a contract required of the party seeking its enforcement,

(ii)	the discretion exercisable by a court with respect to equitable remedies, such as specific performance and injunction,

(iii)	the discretion exercisable by a court with respect to stays of enforcement proceedings and execution of judgment, and

(iv)	the effect of vitiating factors, such as mistake, misrepresentation, fraud, duress or undue influence,

and no opinion is given as to any specific remedy that may be granted, imposed or rendered (including equitable remedies such as specific performance and injunction);

(d)
any action on any Warrant, Right, Unit, Governing Agreement, Offering Agreement, Warrant Certificate and Rights Certificate may be barred after the expiry of the applicable limitation period under applicable legislation;

(e)
no opinion is expressed as to the interpretation and application of any provision in any documentation which is governed by, refers to, incorporates by reference or requires compliance with any statute, rule, regulation, custom or practice of any jurisdiction other than the Province of British Columbia and the laws of Canada applicable therein;

(f)
no opinion is expressed as to the enforceability of any provision in any documentation which: (i) states that modifications, amendments or waivers are not binding unless in writing or otherwise purports to establish evidentiary standards, (ii) purports to waive or effect any rights to notices, (iii) purports to sever invalid, ineffective or unenforceable provisions, or (iv) relates to the delay or omission of the enforcement of remedies;

(g)	no opinion is expressed as to the enforceability of any indemnity or rights to contribution, which may be limited by applicable law;

(h)
a court in the Province of British Columbia reserves the right to decline jurisdiction in any action on the basis that the Province of British Columbia is an inconvenient forum or that concurrent or prior proceedings have been brought elsewhere, notwithstanding any waiver of the right to raise such objection or defence;

(i)	the right to exercise any unilateral or unfettered discretion pursuant to an agreement will not prevent a court from requiring such discretion to be exercised reasonably; and

(j)	public policy considerations which may limit the rights of parties to obtain remedies.

Limitation

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the use of our name in the prospectus which forms part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act, or the rules and regulations of the SEC promulgated thereunder.

This opinion is being delivered in connection with the filing of the Registration Statement described herein and must not be relied upon in connection with any other matter or transaction, including any specific offering of securities of the Company, without our prior written consent, or quoted from or referred to in any other documents or furnished (either in its original form or by copy) to any other party.

This opinion letter has been prepared for your use in connection with the Registration Statement and is expressed as of the date hereof. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Registration Statement or the Securities.

/s/ Miller Thomson LLP
Miller Thomson LLP